UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

SVB Financial Group

(Exact Name of Company as Specified In Its Charter)

Delaware	001-39154	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive

Santa Clara, California 95054-1191

(Address of principal executive offices) (Zip Code)

(408) 654-7400

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIVB	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 5.250% Fixed Rate Non- Cumulative Perpetual Preferred Stock, Series A	SIVBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on March 13, 2023, SVB Financial Group (the “Company”) is engaging Alvarez & Marsal (“A&M”), a business advisory firm, to serve as restructuring counsel as the Company explores strategic alternatives for the Company and its SVB Capital and SVB Securities businesses. As part of this engagement, A&M will provide the services of a Chief Restructuring Officer for the Company. On March 13, 2023, the restructuring committee of the Company’s board of directors appointed William Kosturos of A&M as the Company’s Chief Restructuring Officer.

Mr. Kosturos is a Managing Director with A&M’s North American Commercial Restructuring practice in San Francisco. He is Vice-Chair of the U.S. Restructuring Practice and a member of A&M’s Executive Committee for U.S. Restructuring, and has more than 30 years of operational experience as an interim manager and financial adviser to both debtors and creditors in and out of Chapter 11 proceedings. Previously, Mr. Kosturos was the Chief Restructuring Officer for Washington Mutual. Other notable advisory or management roles include Cengage Learning, Inc., Movie Gallery, The Spiegel Group (which owned Eddie Bauer), Pacific Gas & Electric Company, Tri-Valley Growers, Levi Strauss, Webvan Group, Sunshine Biscuits, Clothestime, Hexcel Corp., and Spreckels Industries.

Mr. Kosturos and the Company did not enter into, and do not anticipate entering into, any compensatory arrangements in connection with their performance as the Company’s Chief Restructuring Officer that are in addition to any fees paid to A&M in connection with its services provided to the Company. Other than as described above, there are no arrangements or understandings between Mr. Kosturos and any other person pursuant to which he was appointed to serve as Chief Restructuring Officer. There are no family relationships between Mr. Kosturos and any director or executive officer of the Company. Mr. Kosturos does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. Forward-looking statements are statements that are not historical facts and generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. Although the Company believes that the expectations reflected in the Company’s forward-looking statements are reasonable, the Company has based these expectations on its current beliefs as well as its assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside the Company’s control. Forward-looking statements related to the Company’s actual results of operations and financial performance could differ significantly from those expressed in or implied by the Company’s forward-looking statements. The forward-looking statements included in this disclosure are made only as of the date of this disclosure. The Company does not intend, and undertakes no obligation, to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVB Financial Group (Company)

Date: March 13, 2023	By:	/s/ Greg Becker
Name: Greg Becker
Title: President and Chief Executive Officer